SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 28, 1999




                             SIEBERT FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)

   New York                      0-5703                    11-1796714
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(State or other               (Commission                (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)



  885 Third Avenue, New York, New York                       10022
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(Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (212) 644-2400
                                                           --------------


                                 Not Applicable
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         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

         On May 28, 1999, Siebert Financial Corp. (the "Company") consummated its acquisition of Andrew Peck Associates, Inc. ("APA"). Pursuant to a Merger Agreement and Plan of Reorganization, dated May 5, 1999 (the "Agreement"), among the Company, Muriel Siebert & Co., Inc. ("MSC"), the Company's wholly-owned subsidiary, and APA, APA was merged with and into MSC and the separate existence of APA ceased.

         Pursuant to the Agreement, each share of APA common stock outstanding immediately prior to the closing time was converted into the right to receive shares of the Company's common stock at a specified exchange ratio. The aggregate consideration paid at the closing with respect to the merger was 600,000 newly-issued shares of the Company's common stock.

         APA is a discount brokerage firm headquartered in Jersey City, New Jersey. All of APA's principals and employees joined MSC following the merger.

         The Boards of Directors of SFC, MSC and APA each unanimously approved the merger. The merger was structured as a tax-free transaction for federal income tax purposes and will be accounted for as a pooling of interests. The foregoing summary of the terms of the merger agreement is qualified in its entirety by reference to the provisions of the merger agreement, a copy of which is filed as an exhibit to this report and is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A) Financial Statements of Business Acquired.

         Not applicable.

         (B) Pro Forma Financial Information.

         Not Applicable.

         (C) Exhibits


         2. Merger Agreement and Plan of Reorganization, dated as of May 5, 1999, by and among SIEBERT FINANCIAL CORP., a New York corporation ("SFC"), MURIEL SIEBERT & CO., INC., a Delaware corporation and wholly-owned subsidiary of SFC, ANDREW PECK
                  ASSOCIATES, INC., a New York corporation ("APA"), and the stockholders of APA.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SIEBERT FINANCIAL CORP.


Date: June 9, 1999                      By: /s/ MITCHELL COHEN
                                            ------------------------------------
                                        Name:   Mitchell Cohen
                                        Title:  Chief Financial Officer